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As filed with the Securities and Exchange Commission on October 4, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DOT HILL SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	13-3460176 (I.R.S. Employer Identification No.)

6305 El Camino Real
Carlsbad, California 92009
(760) 931-5500
(Address of principal executive offices)

2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
2000 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full titles of the Plans)

James L. Lambert
Chief Executive Officer
Dot Hill Systems Corp.
6305 El Camino Real
Carlsbad, California 92009
(760) 931-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Coll, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	642,904 shares	$1.33	$855,062.32	$213.77

(1)
Includes 542,904 shares issuable pursuant to Registrant's 2000 Amended and Restated Equity Incentive Plan and 100,000 shares issuable pursuant to Registrant's 2000 Amended and Restated Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also registers such additional shares of the Registrant's Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price per share and aggregate offering price are derived from the average of the high and low prices of Registrant's Common Stock on October 1, 2001 as reported on the New York Stock Exchange.

INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by DOT HILL SYSTEMS CORP. (the "Registrant") with the Securities and Exchange Commission ("SEC") are incorporated by reference into this registration statement:

  (a)
  Registration Statement on Form S-8 No. 333-88635 filed with the Securities Exchange Commission on October 8, 1999.

  (b)
  The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (c)
  The Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

  (d)
  All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report, referred to in (b) above.

    All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws require the Registrant to indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, and permit the Registrant to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. The Bylaws also require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated September 19, 2001).
4.2	Bylaws of the Registrant (incorporated herein by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K dated September 19, 2001).
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Arthur Andersen LLP.
23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 of this registration statement.
24.1	Power of Attorney is contained on the signature pages of this registration statement.
99.1	2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K dated August 23, 2000).
99.2
Form of Stock Option Agreement used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K dated August 23, 2000).
99.3
Form of Stock Option Grant Notice used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.3 of the Registrant's Current Report on Form 8-K dated August 23, 2000).
99.4	2000 Amended and Restated Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.4 of the Registrant's Current Report on Form 8-K dated August 23, 2000).

UNDERTAKINGS

1.
The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on September 30, 2001.

DOT HILL SYSTEMS CORP.
By:	/s/ JAMES L. LAMBERT
Name:	James L. Lambert
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JAMES L. LAMBERT and PRESTON ROMM, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES L. LAMBERT (James L. Lambert)	Chief Executive Officer, President and Director (PRINCIPAL EXECUTIVE OFFICER)	September 30, 2001
/s/ PRESTON ROMM (Preston Romm)	Chief Financial Officer (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)	September 30, 2001
/s/ CHARLES F. CHRIST (Charles F. Christ)	Chairman of the Board of Directors	September 30, 2001
/s/ CAROL TURCHIN (Carol Turchin)	Vice Chairman of the Board of Directors	September 30, 2001
/s/ W.R. SAUEY (W.R. Sauey)	Director	September 30, 2001
/s/ BENJAMIN MONDERER (Benjamin Monderer)	Director	September 24, 2001
/s/ BENJAMIN BRUSSEL (Benjamin Brussel)	Director	September 25, 2001
/s/ NORMAN R. FARQUHAR (Norman R. Farquhar)	Director	September 30, 2001
/s/ CHONG SUP PARK (Chong Sup Park)	Director	September 26, 2001

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated September 19, 2001).
4.2	Bylaws of the Registrant (incorporated herein by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K dated September 19, 2001).
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Arthur Andersen LLP.
23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 of this registration statement.
24.1	Power of Attorney is contained on the signature pages of this registration statement.
99.1	2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K dated August 23, 2000).
99.2
Form of Stock Option Agreement used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K dated August 23, 2000).
99.3
Form of Stock Option Grant Notice used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.3 of the Registrant's Current Report on Form 8-K dated August 23, 2000).
99.4	2000 Amended and Restated Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.4 of the Registrant's Current Report on Form 8-K dated August 23, 2000).

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INCORPORATION OF DOCUMENTS BY REFERENCE
INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXHIBITS
UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX